Exhibit 10.2(a)

RESTRICTED STOCK AWARD AGREEMENT

PURSUANT TO THE

STREAMLINE HEALTH SOLUTIONS, INC. 2024 OMNIBUS INCENTIVE COMPENSATION PLAN

* * * * *

Grantee:          __________________________

Grant Date:         __________________________

Number of Shares of Restricted Stock Granted: ____________

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THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), and the Grantee specified above, pursuant to the Streamline Health Solutions, Inc. 2024 Omnibus Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Grantee.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.    Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Grantee hereby acknowledges receipt of a true copy of the Plan and that the Grantee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.    Grant of Restricted Stock Award. The Company hereby grants to the Grantee, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Grantee with any protection against potential future dilution of the Grantee’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Grantee shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Grantee in accordance with Section 4 hereof.

3.    Vesting.

(a)    Subject to the provisions of Sections 3(b), 3(c) and 3(d) hereof, the Restricted Stock subject to this grant shall become unrestricted and vested as of the date(s) set forth below, provided the Grantee has not incurred a Termination of Service prior to such vesting date:

Vesting Date	Number of Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Grantee’s continued employment or service with the Company or any of its Affiliates on each applicable vesting date.

(b)    Change in Control. Notwithstanding the foregoing, in the event no provision is made for the continuance, assumption or substitution of the Restricted Stock by the Company or its successor in connection with a Change in Control, then, contemporaneously with the Change in Control, the Restricted Stock subject to this Award shall become vested in full, to the extent not vested previously, provided the Grantee has remained continuously employed by, or providing services to, the Company or any of its Affiliates from the Grant Date until the Change in Control. If provision is made for the continuance, assumption or substitution of the Restricted Stock by the Company or its successor in connection with the Change in Control, the Restricted Stock shall become vested in full, to the extent not vested previously, contemporaneously with the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the twelve (12) months after the Change in Control (provided such accelerated vesting does not violate Code Section 409A). For purposes of this Agreement, Retirement means the Grantee’s Termination of Service on or after attaining age sixty-five (65), with the Company’s or an Affiliate’s written consent, which may not be withheld unreasonably.

(c)    Committee Discretion. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate vesting of the Restricted Stock at any time and for any reason (provided such accelerated vesting does not violate Code Section 409A).

(d)    Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested shares of Restricted Stock that are not vested or that do not become vested upon the Grantee’s Termination of Service (whether pursuant to the terms hereof or any severance plan or other plan, agreement or arrangement that applies to the Grantee) shall be immediately forfeited upon the Grantee’s Termination of Service for any reason.

(e)    Termination of Service for Cause. Notwithstanding any other provision hereof, in the event of the Grantee’s Termination of Service for Cause, (i) all of the Grantee’s shares of Restricted Stock shall terminate and expire upon such Termination of Service and (ii) the Committee, within the one year following the Grantee’s Termination of Service for Cause, may rescind the prior vesting of all or any portion of Grantee’s shares of Restricted Stock that vested previously under this Agreement. For purposes of this Agreement, the shares of Restricted Stock that vested previously under this Agreement shall include without limitation any Shares or other property received by Grantee with respect to the shares of Restricted Stock that vested previously under this Agreement as a result of a stock split or other similar transaction. In the event of any such rescission, Grantee shall return to the Company any Shares that became vested previously under this Agreement, or if Grantee no longer owns the Shares, Grantee shall pay to the Company the amount of any proceeds received as a result of any sale or other disposition of the Shares (or, in the event Grantee transferred the Shares by gift or otherwise without consideration, the fair market value of the Shares on the date of such gift or other transfer). The payment shall be made in such manner and on such terms and conditions as may be required by the Company. The Company also shall be entitled to set off against the amount of any such payment any amounts otherwise owed to Grantee by the Company. Additionally, notwithstanding any other provision of this Agreement, during the first thirty (30) days after the Grantee’s Termination of Service for any reason other than Cause, the Company shall have the right to re-characterize such Termination of Service as a Termination of Service for Cause if such circumstances exist, and, upon such re-characterization, the foregoing provisions shall apply.

4.    Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Stock shall bear a legend as described in Section 8.6 of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Grantee shall be entitled to receive unrestricted Shares and if the Grantee’s stock certificates contain legends restricting the transfer of such Shares, the Grantee shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).

5.    Dividends and Other Distributions; Voting. The Grantee holding the Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid, if at all, at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. No dividends may be paid with respect to Restricted Shares that are forfeited. The Grantee may exercise full voting rights with respect to the shares of Restricted Stock granted hereunder.

6.    Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Grantee (or any beneficiary(ies) of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA and other obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other Applicable Law with respect to the Restricted Stock and, if the Grantee fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any required withholding obligation with regard to the Grantee may be satisfied as set forth in Section 16.1 of the Plan (if permitted by the Committee) by reducing the amount of cash or Shares otherwise deliverable to the Grantee hereunder.

9.    Section 83(b). If the Grantee properly elects (as required by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Grantee shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Grantee shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Grantee elects to make such election, and the Grantee agrees to timely provide the Company with a copy of any such election, together with evidence of timely filing of such election with the appropriate Internal Revenue Service Center (which evidence may, in the absence of an available file stamped copy or certified proof of mailing, consist of an affidavit signed by the Grantee).

10.    Legend. All certificates representing the Restricted Stock shall have endorsed thereon the legend described in Section 8.6 of the Plan. Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Grantee a certificate representing the Restricted Stock prior to the vesting dates set forth above.

11.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Grantee. The Company shall give written notice to the Grantee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12.    Notices. Any notice hereunder by the Grantee shall be given to the Company in writing (which, for avoidance of doubt, includes the use of electronic, internet or other non-paper means) and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Grantee in writing (which, for avoidance of doubt, includes the use of electronic, internet or other non-paper means) and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

13.    No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or Affiliates to terminate the Grantee’s employment or service at any time, for any reason and with or without Cause.

14.    Transfer of Personal Data. The Grantee authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Grantee.

15.    Compliance with Laws. The issuance of the Restricted Stock or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

16.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

17.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Grantee shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

18.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22.    Acquired Rights. The Grantee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Grantee any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Grantee’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STREAMLINE HEALTH SOLUTIONS, INC.

By:         __________________________

Name:         __________________________

Title:         __________________________

GRANTEE

________________________________

Name: ___________________________